ServiceSource Reports Second Quarter 2020 Financial Results
Total Revenue of $47.6 million
GAAP Net Loss of $5.4 million; Non-GAAP Net Loss of $1.2 million
Adjusted EBITDA of negative $0.4 million
DENVER, July 29, 2020 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months ended June 30, 2020.
“We performed well in the second quarter as we supported and enabled our clients through a time of ongoing and unprecedented global economic disruption,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “Our teams embraced our new virtual operating model, executed well against areas within our control, and operated with a client-centric philosophy to deliver year-over-year gains on multiple financial and operational metrics. Although we anticipate the current recessionary environment and uncertainty will present some near-term challenges, we expect to maintain prudent financial management while aligning to longer-term opportunities by continuing to invest in our strategic priorities and digital transformation initiatives.”
Key Financial Results – Second Quarter 2020

•	GAAP revenue was $47.6 million, compared with $52.4 million reported for Q2 2019.

•	GAAP net loss was $5.4 million or $0.06 per diluted share, compared with GAAP net loss of $6.0 million or $0.06 per diluted share reported for Q2 2019.

•	Non-GAAP net loss was $1.2 million or $0.01 per diluted share, compared with non-GAAP net loss of $2.1 million or $0.02 per diluted share reported for Q2 2019.

•	Adjusted EBITDA, a non-GAAP financial measure, was negative $0.4 million, compared with negative $0.5 million reported for Q2 2019.

•	Ended the quarter with $43.2 million of cash and cash equivalents and restricted cash, with $20.0 million of borrowings under the Company's $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights – Second Quarter 2020

•	On a year-to-date basis, renewed or extended more than 90% of the contract value that was up for renewal.

•	Signed expansion wins in excess of $1 million each with three existing clients.

•	Successfully launched and went live with three new logo wins signed in the first and second quarter.

•	Grew revenue with five of the top 10 clients on a trailing twelve-month basis.

•	Executed with a 100% virtual operating model to support remotely hiring, onboarding, training, and ramping more than 140 new employees in the quarter.

COO Transition
ServiceSource also announced that Debbie Dunnam is stepping down from her role as Chief Operating Officer to assume an opportunity outside of ServiceSource. She will remain at the Company through August 7, 2020 and will be available to support with the transition through August 31, 2020.
During her time at ServiceSource, Ms. Dunnam helped build and develop a strong leadership team with a deep bench of tenured and experienced professionals. Key members of this team will continue in their roles on the Company’s executive leadership team and will assume expanded scope and responsibility. As a result, ServiceSource does not plan to backfill the COO role.
“We are grateful for Debbie’s many contributions during her time with us and we wish her the very best in her next endeavor,” said Moore. “Her team has helped strengthen many aspects of our operating model to drive improved client performance, consistency, and outcomes. I look forward to working more directly with these leaders and continuing the important progress we are making as an organization.”
Quarterly Conference Call
ServiceSource will discuss its second quarter 2020 results on July 30, 2020, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 3242228. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our financial management and our expectation to continue to invest in our strategic priorities and digital transformation initiatives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJXTM), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$47,638	$52,358	$97,752	$107,869
Cost of revenue(1)	34,645	38,349	70,205	77,825
Gross profit	12,993	14,009	27,547	30,044
Operating expenses:
Sales and marketing(1)	6,142	7,486	13,410	15,435
Research and development(1)	1,516	1,274	2,697	2,537
General and administrative(1)	10,619	10,970	21,307	21,952
Restructuring and other related costs	236	148	703	1,206
Total operating expenses	18,513	19,878	38,117	41,130
Loss from operations	(5,520)	(5,869)	(10,570)	(11,086)
Interest and other income (expense), net	324	(58)	(550)	(548)
Loss before provision for income taxes	(5,196)	(5,927)	(11,120)	(11,634)
Provision for income tax expense	(161)	(108)	(179)	(120)
Net loss	$(5,357)	$(6,035)	$(11,299)	$(11,754)
Net loss per share, basic and diluted	$(0.06)	$(0.06)	$(0.12)	$(0.13)
Weighted-average common shares outstanding, basic and diluted	95,369	93,712	95,169	93,315

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$90	$129	$135	$288
Sales and marketing	444	429	821	872
Research and development	1	18	19	12
General and administrative	740	660	1,345	1,634
Total stock-based compensation	$1,275	$1,236	$2,320	$2,806

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$40,924	$27,089
Accounts receivable, net	40,023	41,754
Prepaid expenses and other	5,975	7,296
Total current assets	86,922	76,139

Property and equipment, net	31,958	36,149
ROU assets	31,736	36,396
Contract acquisition costs	1,204	1,602
Goodwill	6,334	6,334
Other assets	4,791	4,844
Total assets	$162,945	$161,464

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,922	$4,392
Accrued expenses	2,458	3,366
Accrued compensation and benefits	15,823	16,700
Revolver	20,000	—
Operating lease liabilities	10,550	9,652
Other current liabilities	1,659	2,218
Total current liabilities	52,412	36,328

Operating lease liabilities, net of current portion	28,565	33,716
Other long-term liabilities	2,459	2,983
Total liabilities	83,436	73,027

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	9
Treasury stock	(441)	(441)
Additional paid-in capital	376,944	374,525
Accumulated deficit	(297,365)	(286,066)
Accumulated other comprehensive income	361	410
Total stockholders’ equity	79,509	88,437
Total liabilities and stockholders’ equity	$162,945	$161,464

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(11,299)	$(11,754)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,819	6,994
Amortization of contract acquisition costs	515	868
Amortization of ROU assets	4,690	4,725
Stock-based compensation	2,320	2,806
Restructuring and other related costs	645	1,166
Other	35	38
Net changes in operating assets and liabilities:
Accounts receivable, net	1,704	11,328
Prepaid expenses and other assets	1,299	(898)
Contract acquisition costs	(129)	(249)
Accounts payable	(2,452)	(263)
Accrued compensation and benefits	(1,431)	(1,934)
Operating lease liabilities	(4,385)	(4,767)
Accrued expenses	(823)	(797)
Other liabilities	(578)	(546)
Net cash (used in) provided by operating activities	(3,070)	6,717
Cash flows from investing activities:
Purchases of property and equipment	(2,596)	(6,095)
Net cash used in investing activities	(2,596)	(6,095)
Cash flows from financing activities:
Repayment on finance lease obligations	(481)	(421)
Proceeds from Revolver	27,000	—
Repayment of Revolver	(7,000)	—
Proceeds from issuance of common stock	76	141
Payments related to minimum tax withholdings on RSU releases	—	(19)
Net cash provided by (used in) financing activities	19,595	(299)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(68)	(156)
Net change in cash and cash equivalents and restricted cash	13,861	167
Cash and cash equivalents and restricted cash, beginning of period	29,383	27,779
Cash and cash equivalents and restricted cash, end of period	$43,244	$27,946

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs and amortization of contract acquisition costs related to the initial adoption of ASC 606.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2020	2019	2020	2019
Net revenue		$47,638	$52,358	$97,752	$107,869

Gross profit
GAAP gross profit		$12,993	$14,009	$27,547	$30,044
Non-GAAP adjustments:
Stock-based compensation	(A)	90	129	135	288
Amortization of internally developed software	(B)	1,313	999	2,566	1,893
Non-GAAP gross profit		$14,396	$15,137	$30,248	$32,225

Gross profit %
GAAP gross profit		27.3%	26.8%	28.2%	27.9%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.2%	0.2%	0.1%	0.3%
Amortization of internally developed software	(B)	2.8%	1.9%	2.6%	1.7%
Non-GAAP gross profit		30.2%	28.9%	30.9%	29.9%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$18,513	$19,878	$38,117	$41,130
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,185)	(1,107)	(2,185)	(2,518)
Amortization of internally developed software	(B)	(536)	(408)	(1,048)	(773)
Restructuring and other related costs	(C)	(236)	(148)	(703)	(1,206)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(162)	(255)	(380)	(512)
Non-GAAP operating expenses		$16,394	$17,960	$33,801	$36,121

Net loss
GAAP net loss		$(5,357)	$(6,035)	$(11,299)	$(11,754)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,275	1,236	2,320	2,806
Amortization of internally developed software	(B)	1,849	1,407	3,614	2,666
Restructuring and other related costs	(C)	236	148	703	1,206
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	162	255	380	512
Non-cash interest expense	(E)	17	20	35	38
Income tax effect on non-GAAP adjustments	(F)	600	866	1,256	1,288
Non-GAAP net loss		$(1,218)	$(2,103)	$(2,991)	$(3,238)

Diluted net loss per share
GAAP net loss per share		$(0.06)	$(0.06)	$(0.12)	$(0.13)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.02	0.03
Amortization of internally developed software	(B)	0.02	0.02	0.04	0.03
Restructuring and other related costs	(C)	0.00	0.00	0.01	0.01
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.00	0.01
Non-cash interest expense	(E)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(F)	0.01	0.01	0.01	0.01
Non-GAAP diluted net loss per share		$(0.01)	$(0.02)	$(0.03)	$(0.03)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(G)	95,369	93,712	95,169	93,315

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(E) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(F) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, and E noted above on our non-GAAP net income (loss).
(G) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three and six months ended June 30, 2020 and 2019.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2020	2019	2020	2019
Net loss		$(5,357)	$(6,035)	$(11,299)	$(11,754)
Provision for income tax expense		161	108	179	120
Interest and other (income) expense, net		(324)	58	550	548
Depreciation and amortization(1)		3,423	3,709	6,819	6,994
EBITDA		(2,097)	(2,160)	(3,751)	(4,092)
Stock-based compensation	(A)	1,275	1,236	2,320	2,806
Restructuring and other related costs	(C)	236	148	703	1,206
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	162	255	380	512
Adjusted EBITDA		$(424)	$(521)	$(348)	$432

(1) Depreciation and amortization expense are comprised of the following:

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2020	2019	2020	2019
Internally developed software amortization		$1,849	$1,407	$3,614	$2,666
Property and equipment depreciation		1,574	2,302	3,205	4,328
Depreciation and amortization		$3,423	$3,709	$6,819	$6,994

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
investorrelations@servicesource.com